EXHIBIT 10.2
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                                    AGREEMENT
                                    ---------

         Agreement made this 16 day of December 1998, between IRWIN BANK & TRUST CO. with its principal office in Irwin, Pennsylvania ("Irwin"), and J. CURT GARDNER, an individual of Westmoreland County, Pennsylvania ("Gardner").

                                    PREAMBLE

         Gardner has been employed by Irwin for 36 years. Gardner has most recently served as president of Irwin. Gardner has announced his retirement, and Irwin has accepted same effective December 31, 1998. Therefore, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

         1.       GARDNER's RETIREMENT.
                  --------------------

                  The employment relationship between Gardner and Irwin shall terminate and be of no further force or effect on December 31, 1998 with Gardner's retirement from Irwin. Thereafter, Gardner will cease accruing time or credit (vesting or otherwise) with respect to any type of Irwin related retirement plan.

         2.       FUTURE PAYMENTS.
                  ---------------

                  Irwin will pay Gardner the total sum of $100,000. These payments will be paid on a monthly basis commencing with the effective date of this Agreement with the first $2,000.00 payment due December 31, 1998 or within ten (10) days thereafter and shall continue uninterrupted for a period of fifty
(50) consecutive months. Irwin will withhold appropriate federal, state and local income taxes from these payments.

         3.       MEDICAL INSURANCE COVERAGE.
                  --------------------------

                  Irwin will provide Gardner and his wife with hospital and major medical insurance coverage in accordance with the terms of such plans in effect as of the execution date of this Agreement. Irwin shall provide this coverage until Gardner and his spouse attain age 65.

         4.       EXPENSES.
                  --------

                  Irwin shall pay or reimburse Gardner or cause Gardner to be paid or reimbursed, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Gardner hereunder so long as Gardner has obtained prior approval from the president of Irwin for said expenses. Gardner shall comply with such restrictions and shall keep such records as Irwin may deem necessary to meet the requirements of the Internal Revenue Code and regulations promulgated thereunder.



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         5.       DIRECTORSHIPS.
                  -------------

                  (a) Gardner agrees to continue to serve as a director of Irwin for as long as Gardner is permitted under Irwin's by-Laws.

                  (b) Gardner agrees to serve and/or to accept election and to serve as a director of IBT Bancorp, Inc. ("IBTBI") for so long as he is permitted under the By-Laws of IBTBI, if elected by the shareholders or directors of IBTBI.

                  (c) As compensation for services rendered by Gardner as a director of Irwin or IBTBI, Gardner shall be paid in accordance with the director compensation schedule in effect at those institutions.

                  (d) During the term of this Agreement, Irwin will provide Gardner with an office which shall be in the third floor office of Irwin's offices in Irwin, Pennsylvania.

         6.       GARDNER'S DEATH.
                  ---------------

                  In the event Gardner dies during the term of this Agreement, Irwin shall continue to pay the balance of the payments due him as set forth in 2 to this wife, if living, otherwise to his estate, as well as continuing to pay the hospital and major medical insurance coverage for Gardner's wife until she attains age 65.

         7.       AMENDMENT OR ALTERATION.
                  -----------------------

                  No amendment or altercation of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         8.       GOVERNING LAW.
                  -------------

                  This   Agreement   shall  be  governed  by  the  laws  of  the
Commonwealth of Pennsylvania applicable to agreements made and to be performed therein.

         9.       SEVERITY.
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                  The holding of any  provision of this  Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         10.      NOTICES.
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                  Any notices  required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or courier, or sent by certified mail, return receipt requested, to the addresses set forth below or such other addresses as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or at the


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expiration of three days in the event of a mailing.

                  Irwin Bank & Trust                 J. Curt Gardner
                  309 main Street                    631 Turnpike Road
                  Irwin, PA 15642                    North Huntingdon, PA 15642

         11.      WAIVER OR BREACH.
                  ----------------

                  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         12.      ENTIRE AGREEMENT AND BINDING EFFECT.
                  -----------------------------------

                  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon and inure to the benefit or the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns.

         13.      FURTHER ASSURANCES.
                  ------------------

                  The parties agree to execute and deliver all such future documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         14.      HEADINGS.
                  --------

                  The Section headings appearing in this Agreement are for the purposes of each reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.